Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114398 of Iron Mountain Incorporated on Form S-8 of our report, dated June 29, 2011, appearing in this Annual Report on Form 11-K of The Iron Mountain Companies 401(k) Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 29, 2011